                                                                   EXHIBIT 10.19


                           STAND-BY PURCHASE AGREEMENT

                                                             October 2, 2003

BioTime, Inc.
935 Pardee Street
Berkeley, California 94710


         BioTime, Inc., a California corporation (the "Company"), each of the holders of Series 2001-A debentures named on Schedule I (the "Participating Debenture Holders"), and each of the persons named on Schedule II (the "Guarantors") hereby agree as follows:

         1.   Rights Offer.

              1.1 Subscription Rights. The Company will distribute to the holders of its common shares, no par value subscription rights ("Rights") entitling each holder to subscribe for and purchase one "Unit" for every eight Rights held (provided, that the Company may set a ratio of eight Rights per Unit if the Subscription Price (as defined below) is less than $1.40) (the "Rights Offer"). Each "Unit" will consist of one new common share (the "Shares") and one-half of a warrant to purchase an additional common share (the "Warrants"). The subscription price per Unit payable upon the exercise of the Rights shall be $1.40 (the "Subscription Price").

                     (a) Each person who is a holder of record of common shares on the record date fixed by the Company will receive one Right for each common share owned on the record date. Beneficial owners of common shares held in the name of Cede & Co. as nominee for The Depository Trust Company, or in the name of any other depository or nominee, on the record date, will also receive Rights. The Rights will expire at 5:00 p.m. New York City time twenty-one days after the commencement of the Rights Offer or on such later date as the Company may determine (the "Expiration Date").

              1.2 Over-Subscription Privilege. Shareholders who fully exercise the Rights initially issued to them will be entitled to the additional privilege of subscribing for and purchasing any Units not acquired by other holders of Rights (the "Over-Subscription Privilege"). The terms and conditions of the Over-Subscription Privilege are more fully set forth in the Prospectus included as a part of the Registration Statement (as defined below). The Company may also issue and sell additional Units to fill excess over-subscriptions after all of the Rights are exercised through the primary subscription or through the over-subscription privilege ("Excess Over-Subscription Units").

              1.3 Warrants. Each full Warrant will entitle the holder to purchase one common share at a price of $2.00 per share. The Warrants will expire on the day immediately preceding the third anniversary of the Expiration Date, and may not be exercised after that date. The Company may redeem the Warrants in accordance with the provisions of the Warrant Agreement by paying $.05 per Warrant if the closing price of the common shares on the AMEX or any other national securities exchange or the Nasdaq Stock Market exceeds 200% of the exercise price of the Warrants for any 20 consecutive trading days. The Warrants may not be exercised after the last business day prior to the redemption date.

              1.4 Purchase of Units. Each Participating Debenture Holder and each Guarantor agrees to purchase from the Company in accordance with the terms and conditions of this Agreement, an amount of Units that remain unsold through the exercise of the Rights and the over-subscription privilege determined by dividing the amount of such Participating Debenture Holder's or Guarantor's Purchase Commitment shown on Schedule I or Schedule II, as applicable, by the Subscription Price. Payment of the Subscription Price for the Units purchased by Participating Debenture Holders shall be made by tendering to the Company for cancellation Series 2001-A Debentures issued by the Company ("Debentures") in the principal amount of the aggregate Subscription Price to be paid, with all signatures and endorsements required by the Company. If the principal amount of a Participating Debenture Holder's Debenture so tendered exceeds the total Subscription Price payable by the Participating Debenture Holder, the Company will deliver to that Participating Debenture Holder a new Debenture of like tenor in the principal amount of such excess. Payment of the Subscription Price for the Units purchased by Guarantors shall be made by tendering to the Company cash in the principal amount of the aggregate Subscription Price to be paid.

                     (a) If the aggregate Subscription Price of all Units that the Participating Debenture Holders and the Guarantors are required to purchase is less than $2,250,000, the Participating Debenture Holders as a group and the Guarantors as a group shall purchase their respective pro rata share of the Units to be purchased. The pro rata share of the Participating Debenture Holders as a group shall be 66.667% ($1,500,000) and the pro rata share of the Guarantors as a group shall be 33.333% ($750,000). The Participating Debenture Holders and the Guarantors shall not be required to purchase a fractional Unit and no fractional Units shall be issued.

                     (b) If the aggregate Subscription Price of all Units that the Participating Debenture Holders are required to purchase is less than $1,500,000, the Participating Debenture Holders shall purchase their respective pro rata share of the Units to be purchased. A Participating Debenture Holder's pro rata share shall be the Participating Debenture Holder's Purchase Commitment divided by $1,500,000. The Participating Debenture Holders will have no right or obligation to purchase Excess Over-Subscription Units.

                     (c) If the aggregate Subscription Price of all Units that the Guarantors are required to purchase is less than $750,000, the Guarantors shall purchase their respective pro rata share of the Units to be purchased. A Guarantor's pro rata share shall be the Guarantor's Purchase Commitment divided by $750,000. The Guarantors will have no right or obligation to purchase Excess Over-Subscription Units.

              1.5 Offer of Additional Units to Guarantors. For a period of ten
(10) days following the Expiration Date, the Company will offer the Guarantors the opportunity to purchase, at the Subscription Price per Unit, a number of Units equal to $600,000 divided by the Subscription Price.. Each Guarantor shall have the right to purchase a number of Units determined by multiplying the aggregate number of Units offered to all Guarantors by a fraction, the numerator of which is the Guarantor's Purchase Commitment and the denominator of which is $750,000. If any Guarantor does not purchase his entire pro rata share of such Units within such 10 day period, the other Guarantors shall have the opportunity to do so for a period of five (5) days after the expiration of the initial 10 day period; provided, that the available shares not purchased by a Guarantor shall be allotted to the Guarantors pro rata based upon the ratio of their respective Purchase Commitments. The Company will not have the obligation to offer, and the Guarantors will not have the right to purchase, any Units under this Section 1.5 if the Guarantors fail to fulfill their obligation to purchase Units that remain unsold in the Rights Offer,

                     (a) Each Guarantor who elects to purchase Units will be required to complete and execute an original copy of a subscription agreement in the form provided by the Company (the "Subscription Agreement). Payment shall be due upon subscription by wire transfer of, or certified check payable to the order of the Company for, good funds in the full amount of the Subscription Price for the number of Units desired to be purchased.

                     (b) A Guarantor may assign some or all of their rights to purchase Units under this Section to one or more Guarantors, Participating Debenture Holders, or persons who are not parties to this Agreement, provided that (a) the Registration Statement (as defined below) is effective under the Securities Act (as defined below), (b) the assignor delivers to the assignee a current Prospectus (as defined below) at the time of the assignment, and (c) the assignee is not a member of the NASD or registered as a broker or dealer under the Securities Exchange Act of 1934, as amended.

              1.6 Escrow of Funds By Guarantors. To secure their respective obligations under this Agreement, the Guarantors shall enter into an escrow agreement with the Company and American Stock Transfer & Trust Company or an other financial institution approved by the Company and the Guarantors, as escrow agent, and shall deposit with the escrow agent an amount of good funds equal to the total amount of the Guarantor's Purchase Commitment. On the Closing Date (as defined below) the escrow agent shall pay to the Company from funds held in escrow an amount equal to the total Subscription Price required to be paid by the Guarantors to purchase Units under this Agreement, net of the Guarantors' respective share of the Guarantors' Fee (as defined below).

              1.7 Registration Statement. The Company will prepare and file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement including a prospectus, relating to the Rights, Units, Shares, Warrants, and Warrant Shares. Such registration statement, as amended at the time it becomes effective, is referred to herein as the "Registration Statement." The term "Prospectus" means the prospectus in the form first delivered to holders of record who receive Rights in the Rights Offer. Any reference in this Agreement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-2 under the Securities Act, as of the effective date of the Registration Statement or the date of the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

Unless the context otherwise requires, the term "Warrants" means the Warrants issued as part of the Units and the Standby Guaranty Warrants issuable to the Guarantors and Participating Debenture Holders under this Agreement. The term "Warrant Shares" means the common shares issuable upon the exercise of the Warrants. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

              1.8 No Stabilization. The Participating Debenture Holders and the Guarantors will not (a) take, directly or indirectly, any action to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Units or Company common shares, or (b) bid for or purchase any BioTime securities or rights to acquire BioTime securities, or attempt to induce any person do so, other than as permitted under the Securities Exchange Act of 1934, as amended.. The Participating Debenture Holders and the Guarantors will cause to be furnished to each broker through whom their Shares, Warrants or Warrant Shares may be offered the number of copies of this prospectus required by the broker.

              1.9 Exchange of Debentures. In addition to their obligation under
Section 1.4, if (a) all of the Rights issued by the Company are exercised, directly by the holders of the Rights or through over-subscriptions, and (b) all of the Excess Over-Subscription Units are sold, and (c) all of the additional Units being offered to the Guarantors under Section 1.4 of this Agreement are sold, the Participating Debenture Holders shall exchange all of their Debentures for Units, subject to a maximum of $1,500,000 from all Participating Debenture Holders as a group. The balance of the outstanding Debentures not so exchanged will be prepaid in cash, with accrued interest. The number of Units the Participating Debenture Holders will receive in exchange for their Debentures will be the principal amount of their Debentures divided by the Subscription Price. The Company will pay cash in lieu of any fractional Unit. The exchange of Debentures will take place on the Closing Date (as defined below). On the Closing Date, the Participating Debenture Holders will deliver to the Company their Debentures duly endorsed for transfer to the Company against delivery of certificates evidencing the Shares and Warrants comprising the Units. Accrued interest on the Debentures as of the Closing Date will be paid in cash. If any Participating Debenture Holder fails to deliver their Debenture certificate on the Closing Date, their Debentures will nonetheless be deemed exchanged for Units, the Company will make a book entry of the cancellation of such Debentures in its Debenture registry, but the Company may withhold delivery of the certificate evidencing the Shares and Warrants comprising the Units issuable in exchange for the cancelled Debentures until such Participating Debenture Holder delivers their Debenture certificates to the Company.

                     (a) If the Participating Debenture Holders are not obligated to exchange Debentures for Units under Section 1.4 or under this
Section 1.9, the Company may nevertheless offer the Participating Debenture Holders the opportunity to voluntarily exchange up to $1,500,000 of Debentures for Units at the Subscription Price. The Company may extend the same offer to other holders of Debentures, but if the total amount of Debentures tendered for exchange exceeds $1,500,000, the Company will accept Debentures tendered by the Participating Debenture Holders, up to the $1,500,000 limit, before accepting Debentures tendered by other Debenture holders.

        2. Representations and Warranties. The Company hereby represents and warrants to the Participating Debenture Holders that:

              2.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any material adverse effect on the business, operations, conditions (financial or otherwise), assets, results of operations or prospects of that entity individually or of the Company.

              2.2 Capitalization; Organizational Documents.

                     (a) The authorized capital stock of the Company will consist immediately prior to the Closing of 40,000,000 common shares, no par value, of which 13,654,949 shares are issued and outstanding as of the date of this Agreement, and 1,000,000 preferred shares, of which no shares are issued and outstanding. All of the outstanding common shares have been duly and validly issued and are fully paid and nonassessable. Except as contemplated by the Registration Statement or as disclosed in the Company's Form 10-K for the fiscal year ended December 31, 2002, or its Form 10-Q for the fiscal quarter ended June 30, 2003, as of the date of this Agreement, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock other than options that may be granted from time to time by the Company under its 2002 Stock Option Plan. Except for the Rights, when and as distributed by the Company, there are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Articles of Incorporation or the Company's Bylaws or by agreement or otherwise.

                     (b) Upon issuance of the Units and payment of the Subscription Price in accordance with the terms of this Agreement, the Shares so issued will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any restrictions on transfer preemptive rights other than any transfer restrictions under the Securities Act and applicable state securities or Blue Sky laws, and the Warrants will constitute the binding obligations of the Company, enforceable in accordance with their terms. When issued as provided in this Agreement, the Standby Guaranty Warrants will constitute the binding obligations of the Company, enforceable in accordance with their terms. When issued upon the exercise of the Warrants, the Warrant Shares shall be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any restrictions on transfer preemptive rights other than any transfer restrictions under the Securities Act and applicable state securities or Blue Sky laws

              2.3 Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and perform its obligations with respect to the Rights, Units, Shares, Warrants, and Warrant Shares (b) the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors or a committee thereof and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, and (c) this Agreement has been duly executed and delivered by the Company. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the issuance of the Rights, and the Shares and Warrants comprising the Units, the Standby Guaranty Warrants, and the Warrant Shares. This Agreement constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and except as enforcement of indemnification provisions may be limited under the Securities Act and applicable state securities or Blue Sky laws.

              2.4 No Conflicts. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby will not (a) result in a violation of the Articles of Incorporation or Bylaws of the Company, or (b) violate or conflict with, or result in a breach of, any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, agreement, license indenture or instrument to which the Company is a party, or result in the creation of any lien on or against any of the properties of the Company, or result in a violation of any statute, law, rule, regulation, writ, injunction, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except where such violation, conflict, breach or other consequence would not have a Material Adverse Effect. Except as disclosed in the Registration Statement, including any reports ("Exchange Act Reports") filed under the Exchange Act incorporated by reference in the Registration Statement, the Company is not in violation of any term of or in default under its Articles of Incorporation or Bylaws or in violation of any material term of, or in default under, any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. Except as specifically contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof, other than (i) the Registration Statement and filings pursuant to state securities laws in connection with the distribution of the Rights, sale of the Units, exercise of the Warrants and resale of any Units and Warrant Shares acquired by the Guarantors and Participating Debenture Holders, (ii) the filing and approval of an application to list the Rights, the Shares and Warrants comprising the Units, and the Warrant Shares on the AMEX, and (iii) filings, if any, required by the NASD. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence will have been obtained or effected on or prior to the date hereof.

              2.5 Exchange Act Reports; Financial Statements. (a) The Company has filed on a timely basis all Exchange Act Reports required to be filed under the Exchange Act. None of the Exchange Act Reports incorporated by reference in the Registration Statement, at the time they were filed (except those Exchange Act Reports that were subsequently amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Exchange Act Reports incorporated by reference in the Registration Statement complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                     (b) Except as set forth in the Exchange Act Reports or in the Registration Statement, the Company has incurred no material liabilities of any kind, whether accrued, absolute, contingent or otherwise or entered into any material transactions except in the ordinary course of business. The other historical financial and statistical information with respect to the Company included in the Registration Statement present fairly in all material respects the information shown therein on a basis consistent with the audited and unaudited financial statements of the Company included in the Exchange Act Reports incorporated by reference in the Registration Statement. The Company does not know of any facts, circumstances or conditions materially adversely affecting its operations, earnings or prospects which have not been fully disclosed in the Registration Statement, including the Exchange Act Reports incorporated by reference in the Registration Statement.

                     (c) BDO Seidman, LLP and Deloitte & Touche LLP who have expressed their opinions with respect to the audited financial statements which form a part of the Company's Annual Report on Form 10-K, as amended, incorporated in the Registration Statement, are independent accountants as required by the Securities Act and the rules and regulations thereunder.

              2.6 Litigation. All lawsuits and arbitrations proceedings known by the Company to be pending or threatened against the Company that would have a Material Adverse Effect on the Company are disclosed in the Exchange Act Reports. There is no action, suit, proceeding or investigation known to the Company that questions the validity of this Agreement or the right of the Company to execute, deliver and perform its obligations under this Agreement.

              2.7 Intellectual Property. The Company owns, or has the contractual right to use, sell or license all intellectual property necessary or required for the conduct of its business as presently conducted and as proposed to be conducted, including, without limitation, all trade secrets, processes, source code, licenses, trademarks, service marks, trade names, logos, brands, copyrights, patents, franchises, domain names and permits. The Company has not received any communications alleging that the Company has violated or, by conducting its business presently conducted or as proposed to be conducted, violates or will violate any intellectual property rights of any other person or entity.

              2.8 Title to Property and Assets. The Company has good and marketable title to, or, in the case of leases and licenses, has valid and subsisting leasehold interests or licenses in, all of its properties and assets (whether real or personal, tangible or intangible) free and clear of any liens or other encumbrances, except for liens or other encumbrances that do not, individually or in the aggregate, have a Material Adverse Effect. With respect to property leased by the Company, the Company has a valid leasehold interest in such property pursuant to leases which are in full force and effect, and the Company is in compliance in all material respects with the provisions of such leases.

              2.9 Compliance with Laws. To the best of the Company's knowledge, the Company is and has been in compliance in all material respects with all laws, rules, regulations, orders, judgments or decrees that are applicable to the Company, the conduct of its business as presently conducted, and the ownership of its property and assets (including, without limitation, all Environmental Laws (as defined below) and laws related to occupational safety, health, wage and hour, and employment discrimination), except where such violation or violations do not have a Material Adverse Effect. "Environmental Laws" means all federal, state, local and foreign laws, ordinances, treaties, rules, regulations, guidelines and permit conditions relating to contamination or pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to transportation, storage, use, manufacture, disposal or release of, or exposure of employees or others to, Hazardous Materials (as defined below) or emissions, discharges, releases or threatened releases of Hazardous Materials. "Hazardous Materials" means any substance that has been designated by any governmental entity or by applicable Environmental Laws to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to Environmental Laws, but excluding office and janitorial supplies maintained in accordance with Environmental Laws.

              2.10 Licenses and Permits. The Company has obtained and maintains all federal, state, local and foreign licenses, permits, consents, approvals, registrations, authorizations and qualifications required to be maintained in connection with the operations of the Company as presently conducted, the lack of which could have a Material Adverse Effect, provided, that in the ordinary course of business, the Company will have to obtain applicable regulatory approvals required to market its products or new clinical uses of Company products. The Company is not in default in any material respect under any of such licenses, permits, consents, approvals, registrations, authorizations and qualifications.

              2.11 Related Entities. The Company does not presently own or control, directly or indirectly, any interest in any other subsidiary, corporation, association or other business entity. The Company is not a party to any joint venture, partnership or similar arrangement.

              2.12 Changes. Since June 30, 2003, the Company has operated its business in the ordinary course of business and, to the knowledge of the Company, there has not been, or the Company has not (as the case may be):

                     (a) any Material Adverse Effect;

                     (b) any damage, destruction or casualty loss, whether or not covered by insurance, which would have a Material Adverse Effect;

                     (c) any waiver or compromise by the Company of a valuable right or of a material debt owed it;

                     (d) sold, encumbered, assigned or transferred any material assets or properties of the Company, other than in the ordinary course of business;

                     (e) incurred any liability, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) in the ordinary course of business or (ii) liabilities that are not, individually or in the aggregate, material to the business, operations, condition (financial or otherwise), assets, results of operations or prospects of the Company;

                     (f) created, incurred, assumed or guaranteed any indebtedness or subjected any of its assets to any lien or encumbrance, except for indebtedness, liens or encumbrances that are not, individually or in the aggregate, material to the business, operations, condition (financial or otherwise), assets, results of operations or prospects of the Company;

                     (g) declared, set aside or paid any dividends or made any other distributions in cash or property on the Company's capital stock, except for the distribution of the Rights;

                     (h) directly or indirectly redeemed, purchased or otherwise acquired any shares of capital stock of the Company;

                     (i) suffered any resignation or termination of employment of any key officers or employees;

                     (j) except in the ordinary course of business of the Company, materially increased the compensation payable or to become payable by the Company to any of its officers, employees or directors or materially increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by the Company for or with any such officers, employees or directors;

                     (k) made any direct or indirect loan to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                     (l) changed any agreement to which the Company is a party which would have a Material Adverse Effect; or

                     (m) entered into any agreement or commitment to do any of the things described in this Section 2.12.

              2.13 Employee Benefit Plans. All "employee benefit plans," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company has any liability or obligation, contingent or otherwise, comply in all material respects and have been maintained and administered in material compliance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other statutes, orders and governmental rules and regulations applicable to such employee benefit plans. The Company has not incurred any liability pursuant to ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company, or in the imposition of any lien on any of the rights, properties or assets of the Company pursuant to ERISA or to such penalty or excise tax provisions of the Code. The Company does not maintain or contribute to, and has not maintained or contributed to, any "multiemployer plan," as such term is defined in ERISA.

              2.14 Taxes. The Company has timely filed all tax returns and reports (federal, state and local) required to be filed and these returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments shown to be due on such returns or reports. Neither the Internal Revenue Service nor any state or local taxing authority has, during the past three (3) years, examined or informed the Company that it is in the process of examining any such tax returns and reports. The provision for taxes of the Company, as shown on the financial statements included in the most recent Exchange Act Report, is adequate for taxes due or accrued as of the date thereof and since that date the Company has provided adequate accruals in accordance with generally accepted accounting principals in its financial statements for any taxes incurred that have not been paid, whether or not shown as being due on any tax returns.

              2.15 Insurance. The Company has in full force and effect fire, casualty and liability insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow the Company to replace any of its properties that might be damaged or destroyed to the extent and in the manner customary for companies in similar business similarly situated.

              2.16 Employees. (a) The Company does not have any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. To the Company's knowledge, no officer or key employee intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. All material employment arrangements existing or proposed to exist with the Company's officers have been fully disclosed in the Registration Statement.

                     (b) To the knowledge of the Company, if any existing full-time employee identified in the Registration Statement has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company, such employee is neither in violation thereof nor is expected to be in violation thereof as a result of the business conducted or expected to be conducted by the Company as described in the Registration Statement or such person's performance of his obligations to the Company; and the Company has not received notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

              2.17 Material Contracts. All contracts, agreements, instruments, leases, licenses, arrangements and understandings to which the Company therein is a party or by which it may be bound required to be filed as exhibits to the Exchange Act Reports included in the Registration Statement or incorporated by reference therein have been so filed (the "Material Contracts"). The Material Contracts that have been filed as exhibits are complete and correct copies of the contracts, agreements, instruments, leases, licenses, arrangement, understanding or other documents of which they purport to be copies, except for portions of certain documents that were redacted under the Commission's regulations pertaining to confidential treatment. The Material Contracts are valid and in full force and effect as to the Company, and, to the Company's knowledge, to the other parties thereto. Except as otherwise disclosed herein or in the Exchange Act Reports, the Company is not in violation of, or default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), the Material Contracts, except to the extent that such violations or defaults, individually or in the aggregate, could not reasonably be expected to (a) affect the validity of this Agreement,
(b) have a Material Adverse Effect, or (c) impair the ability of the Company to perform fully on a timely basis any material obligation which the Company has or will have under this Agreement. To the Company's knowledge, except as set forth in the Exchange Act Reports, none of the other parties to any Material Contract are in violation of or default under any Material Contract in any material respect. The Company has not received any notice of cancellation or any written communication threatening cancellation of any Material Contract by any other party thereto.

              2.18 Customers and Suppliers. Except as set forth in the Exchange Act Reports, no customer or supplier that was material to the Company during the previous twenty-four (24) months has terminated, materially reduced or threatened to terminate or material reduce its purchases from or provision of products or services to the Company.

              2.19 Registration Statement and Prospectus. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied, and will comply in all material respects, with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter or the Participating Debenture Holders' Information (as defined below).

              2.20 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Units to be sold to the Guarantors and Participating Debenture Holders hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

              2.21 Contributions. The Company has not directly or indirectly,
(i) made any unlawful contribution to any candidate for public office, or failed to disclose fully where required by law any contribution in violation of law, or
(ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

              2.22 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal Participating Debenture Holders" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

              2.23 Related Party Transactions. No transaction has occurred between or among the Company and its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in the Company's Exchange Act Reports that is not so described.

              2.24 Books, Records; and Financial Controls. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, liabilities of, and the results of operations of, the Company, all to the extent required by generally accepted accounting principles. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3. Cooperation with and Compensation of the Guarantors and Participating Debenture Holders

              3.1 Cooperation. The Company will cooperate with the Guarantors and Participating Debenture Holders by making available to them such information as may be requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested. All non-public information provided by the Company to the Guarantors and Participating Debenture Holders will be considered as confidential information and shall be maintained as such by the Guarantors and Participating Debenture Holders, except as required by law, until the same becomes known to the public through no fault of the Guarantors and Participating Debenture Holders.

              3.2 Fee. For the agreement of the Guarantors and the Participating Debenture Holders to purchase Units, if any, that remain unsold in the Rights Offer, on the Closing Date the Company shall pay to the Guarantors a fee in the amount of Fifty Thousand Dollars ($50,000) in cash (the "Guarantors' Fee") and shall pay to the Participating Debenture Holders a fee in the amount of One Hundred Thousand Dollars ($100,000) in cash (the "Participating Debenture Holders' Fee"), and shall issue to the Guarantors and the Participating Debenture Holders warrants, in the form attached as Exhibit A (the "Standby Guaranty Warrants"). The Guarantors shall receive Standby Guaranty Warrants to Purchase 250,000 common shares, and the Participating Debenture Holders shall receive Standby Guaranty Warrants to purchase 500,000 common shares, at an exercise price per share of $2.00.

                     (a) The Guarantors' Fee, the Participating Debenture Holders' Fee and the Standby Guaranty Warrants shall be allocated as follows:
(i) among the Guarantors pro rata according to the ratio that each Guarantor's Purchase Commitment bears to the total Purchase Commitments of all of the Guarantors as a group; and (ii) among the Participating Debenture Holder's pro rata according to the ratio that each Participating Debenture Holder's Purchase Commitment bears to the total Purchase Commitments of all of the Participating Debenture Holders as a group.

                     (b) Payment of the Guarantor's Fee and the Participating Debenture Holders' Fee will be made by wire transfer of good funds to such accounts as the respective payees may designate by written notice to the Company. The Guarantors' Fee and the Participating Debenture Holders' Fee shall be paid, and the Standby Guaranty Warrants shall be issued, on the Closing Date even if the Rights Offer is fully subscribed such that the Guarantors and the Participating Debenture Holders purchase no Units under this Agreement.

              3.3 No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of its common shares.

              3.4 AMEX Listing. The Company will use its best efforts to list the Rights, the Shares and Warrants comprising the Units, and the Warrant Shares on the AMEX.

         4. Closing Procedures. Payment for the Units that remain unsold in the Rights Offer shall be made by delivering to the Company by 10:00 A.M. New York City time on the fifth business day after the Expiration Date, or at such other time on the same or such other date thereafter as the Participating Debenture Holders and the Company may agree upon in writing (the "Closing Date") cash, in the amount of the Subscription price to be paid by Guarantors, or Debentures, duly endorsed for transfer to the Company, in the principal amount of the Subscription Price to be paid by Participating Debenture Holders. The time and date of such payment for the Units is referred to herein as the "Closing Date." Certificates evidencing the Shares and Warrants purchased shall be delivered or shall be available for delivery to the Guarantors and Participating Debenture Holders at the offices of American Stock Transfer &Trust Company (the "Transfer Agent") on the Closing Date, and, except for the Standby Guaranty Warrants, shall be so delivered upon confirmation of the payment of the Subscription Price. Such Shares and Warrants shall be registered in such names and in such denominations as the purchasers shall request in writing, or if so requested by the purchasers Shares and Warrants other than the Standby Guaranty Warrants may be registered by book-entry delivery through the facilities of The Depository Trust Company ("DTC"). All requests concerning the registration and denomination of certificates evidencing Shares and Warrants shall be delivered to the Company and the Transfer Agent not later than two full business days prior to the Closing Date, with any transfer taxes payable in connection with the sale of the Shares and Warrants duly paid by the purchasers. The certificates for the Shares and Warrants, unless delivered by book-entry through the facilities of DTC, will be made available for inspection by the Guarantors and Participating Debenture Holders at the office of the Transfer Agent on the business day prior to the Closing Date. Accrued interest on the Debentures as of the Closing Date will be paid in cash. Any transfer taxes payable in connection with the issuance of Shares and Warrants in the name of a designee or assignee of a Guarantor or Participating Debenture Holder shall be paid by such designee, assignee, Guarantor or Participating Debenture Holder.

         5. Further Covenants. The Company hereby covenants and agrees that:

              5.1 Effectiveness of the Registration Statement. If not already effective, the Company will use its reasonable best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Rights Offer or the offer or sale of the Units, Standby Guaranty Warrants, and Warrant Shares by the Guarantors and Participating Debenture Holders; and the Company will furnish copies of the Prospectus to the Guarantors and Participating Debenture Holders in New York City concurrent with the distribution of the Prospectus to Company shareholders who receive Rights.

              5.2 Delivery of Copies of Prospectus. The Company will deliver, at the expense of the Company, to the Guarantors and Participating Debenture Holders during the applicable prospectus delivery period under the Securities Act, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Guarantors and Participating Debenture Holders may reasonably request. The term "prospectus delivery period" means the period of time after the first date of the public offering of the Rights as a prospectus relating to the Rights and Units is required by law to be delivered in connection with sales of the Units (or the Shares and Warrants) by the Company or by the Guarantors and Participating Debenture Holders.

              5.3 Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Guarantors and Participating Debenture Holders a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which they reasonably object.

              5.4 Notice to the Participating Debenture Holders. The Company will advise the Guarantors and Participating Debenture Holders promptly (i) if not already effective, when the Registration Statement has become effective;
(ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose; (vi) of the occurrence of any event within the prospectus delivery period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Rights and Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Rights, Units, Shares or Warrants, and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

              5.5 Ongoing Compliance of the Prospectus. If during the prospectus delivery period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Guarantors and Participating Debenture Holders thereof and forthwith prepare and file with the Commission and furnish to the Guarantors and Participating Debenture Holders such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

              5.6 Blue Sky Compliance. The Company will use its best efforts to qualify the Rights, Units, Standby Guaranty Warrants, and Warrant Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Guarantors and Participating Debenture Holders shall reasonably request and will continue such qualifications in effect so long as required for the Guarantors and Participating Debenture Holders to (a) sell the Shares, Warrants, and Standby Guaranty Warrants acquired under this Agreement, or (b) to exercise such Warrants and Standby Guaranty Warrants and sell the Warrant Shares; provided that the Company shall not be required to file any general consent to service of process other than a form U-2.

              5.7 Expenses. The Company shall pay all expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Rights Offer and the issuance of the Units and Warrant Shares and will also pay the Company's own expenses for accounting fees, legal fees and other costs involved with the Rights Offer. The Company will provide at its own expense such quantities of the Prospectus and other documents and instruments relating to the Rights Offer as the Guarantors and Participating Debenture Holders may request. In addition, the Company will pay all reasonable filing fees, costs and legal fees for Blue Sky services and related filings and expenses of counsel with respect to Blue Sky qualifications.

              5.8 Registration of Shares and Warrants. The Company will include the Standby Guaranty Warrants and Warrant Shares issuable upon the exercise of the Standby Guaranty Warrants in the Registration Statement. The Company will file such post-effective amendments to the Registration Statement as may be required to keep the Registration Statement in effect so as to permit the Guarantors and Participating Debenture Holders to (a) exercise the Standby Guaranty Warrants and sell any Warrant Shares issued upon such exercise, (b) exercise any

Warrants purchased under this Agreement and sell any Warrant Shares issued upon such exercise, and (c) sell any Units purchased pursuant to this Agreement. The Company will provide the Guarantors and Participating Debenture Holders with copies of a current Prospectus required to fulfill the Guarantors' and Participating Debenture Holders' prospectus delivery requirement in connection with the sale of the common shares issued upon the exercise of the Standby Guaranty Warrants and Shares and Warrants comprising any Units purchased pursuant to this Agreement.

         6. Conditions of Obligations of the Guarantors and Participating Debenture Holders. The obligations of the Guarantors and Participating Debenture Holders to purchase the Units are subject to the fulfillment, on or before the Closing Date, of the following additional conditions.

              6.1 Registration Compliance; No Stop Order. The Registration Statement (or a post-effective amendment if required to be filed under the Securities Act) shall have become effective, no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and all requests by the Commission for additional information shall have been complied with.

              6.2 Representations and Warranties Correct. The representations and warranties of the Company shall be true and correct in all material respects when made and on the Closing Date as though made on and as of the Closing Date.

              6.3 Performance of Covenants. The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by it under this Agreement on or before the Closing Date.

              6.4 Capitalization. Immediately prior to the Closing Date, the Company will have an authorized capitalization and issued and outstanding securities consistent with the description in the Registration Statement.

              6.5 Officer's Certificate. The Guarantors and Participating Debenture Holders shall have received a certificate of an executive officer and of the Company, dated as of the Closing Date, certifying the fulfillment of the conditions set forth in this Section 6.

              6.6 Good Standing; Resolutions. The Company shall have delivered to the Guarantors and Participating Debenture Holders (i) a good standing certificate from the Secretary of State of its jurisdiction of incorporation, and (ii) certified resolutions of the Company's Board of Directors approving this Agreement and the transactions contemplated by this Agreement.

              6.7 Fees and Warrants. The Company shall have (i) paid the Guarantors' Fee and Participating Debenture Holders' Fee, and (ii) delivered to the Guarantors and Participating Debenture Holders the Standby Guaranty Warrants.

              6.8 Corporate Proceedings. All proceedings taken at or prior to the Closing Date in connection with the authorization, issuance and sale of the Units will be reasonably satisfactory in form and substance to the Guarantors and Participating Debenture Holders.

              6.9 Opinion of Counsel. The Guarantors and Participating Debenture Holders shall have received an opinion of the Company's counsel substantially in the form attached as Exhibit B.

              6.10 Delivery of Shares and Warrants. The Guarantors and Participating Debenture Holders shall have received the certificates (or confirmation of book entry) evidencing any Shares and Warrants purchased by them, against payment of the Subscription Price.

         7. Indemnification.

              7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Guarantors and Participating Debenture Holders, and each of their respective affiliates, directors and officers and each person, if any, who controls a Guarantor or Participating Debenture Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Guarantors or Participating Debenture Holders furnished to the Company or approved by any Guarantor or Participating Debenture Holder; provided, that the foregoing indemnity with respect to any Prospectus shall not inure to the benefit of the a Guarantor or Participating Debenture Holder (or any affiliate of a Guarantor or Participating Debenture Holder that assists a Guarantor or Participating Debenture Holder in the sale of Shares and Warrants), or any person controlling any Guarantor or Participating Debenture Holder, if a copy of the Prospectus (as then amended or supplemented) was not sent or given by or on behalf of the Guarantor or Participating Debenture Holders to each purchaser of Shares or Warrants asserting such losses, claims, damages or liabilities, at or prior to the written confirmation of the sale of the Shares and Warrants to such person, unless such failure to send or give a copy of the Prospectus is the result of noncompliance by the Company with
Section 5.1 or 5.2 of this Agreement.

              7.2 Indemnification of the Company. Each Guarantor and each Participating Debenture Holder agrees to indemnify and hold harmless the Company, the Company's directors, Company officers who signed the Registration Statement, each other Guarantor and Participating Debenture Holder, and each person, if any, who controls the Company or another Guarantor or Participating Debenture Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the indemnity set forth in
Section 7.1 above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information relating to the Guarantor or

Participating Debenture Holder furnished to the Company or approved by the Guarantor or Participating Debenture Holder for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto).

              7.3 Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person who is also a named party in such proceeding, or for other reasons representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. An Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

              7.4 Contribution. If the indemnification provided for in this Agreement is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under, in lieu of indemnifying each Indemnified Person under this Agreement, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities
(i) in such proportion
as is appropriate to reflect the relative benefits received by the Company on the one hand and the Guarantors and Participating Debenture Holders on the other from the offering of the Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Guarantors and Participating Debenture Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Guarantors and Participating Debenture Holders on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Units to the Guarantors and Participating Debenture Holders and the Guarantors' Fee, Participating Debenture Holders' Fee, and Guarantor's and Participating Debenture Holders' discount, bear to the aggregate Subscription Price of the Units purchased by the Guarantors and Participating Debenture Holders under this Agreement. For the purpose of this Agreement the Guarantors' and Participating Debenture Holders' discount shall be the excess, if any, of the market value of the Shares and Warrants purchased by the Guarantors and Participating Debenture Holders on the Closing Date over the Subscription Price. The relative fault of the Company on the one hand and the Guarantors and Participating Debenture Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Guarantors and Participating Debenture Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission..

              7.5 Limitation on Liability. The Company and the Guarantors and Participating Debenture Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.4 above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7.4 above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Guarantor or Participating Debenture Holder be required to contribute any amount in excess of the amount by which the total Guarantors' Fee or Participating Debenture Holder's Fee and Guarantor's or Participating Debenture Holder's discounts received by the Guarantor or Participating Debenture Holder with respect to the purchase Units exceeds the amount of any damages that the Guarantor or Participating Debenture Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              7.6 Non-Exclusive Remedies. The remedies provided for in this
Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

         8. Termination

              8.1 In addition to the other circumstances permitting termination set forth elsewhere in this Agreement (if any), this Agreement may be terminated by the Guarantors and Participating Debenture Holders at any time prior to the Closing Date in the event that (i) any of the representations or warranties of the Company contained herein shall prove to have been false or misleading in any material respect when made, (ii) the Company shall have failed to perform any of its material obligations hereunder, (iii) the Company shall have terminated the Rights Offer prior to the Expiration Date, or (iv) there shall occur any event not occasioned by or arising out of or in connection with any breach or failure hereunder on the part of the Guarantors and Participating Debenture Holders which would cause the offer or sale of the Units to the Guarantors and Participating Debenture Holders as contemplated by this Agreement to violate the Securities Act or any applicable state securities or Blue Sky law. In the event of any such termination the Guarantors and Participating Debenture Holders shall not be entitled to receive the Guarantors' Fee, the Participating Debenture Holders' Fee, and the Standby Guaranty Warrants or any other compensation; provided, that if the Guarantors and Participating Debenture Holders terminate this Agreement under clause (i) or (ii) of this paragraph, the Guarantors and Participating Debenture Holders shall be entitled to receive, as their exclusive remedy, an amount equal to the documented out-of-pocket expenses incurred by the Guarantors and Participating Debenture Holders in connection with this Agreement, not to exceed the Guarantors' Fee and Participating Debenture Holders' Fee, and up to $15,000 of attorneys fees.

              8.2 The Rights Offer and this Agreement may be terminated by the Company at any time prior to the Expiration Date for any reason. In the event of any such termination the Guarantors and Participating Debenture Holders shall not be entitled to receive the Guarantors' Fee, the Participating Debenture Holders' Fee, and Standby Guaranty Warrants or any other compensation; provided, that if the Company terminates the Rights Offer prior to the Expiration Date, or if at the time the Company terminates this Agreement (i) any of the representations or warranties of the Company contained herein shall prove to have been false or misleading in any material respect when made, or (ii) the Company shall have failed to perform any of its material obligations hereunder, the Guarantors and Participating Debenture Holders shall be entitled to receive, as their exclusive remedy, an amount equal to the documented out-of-pocket expenses incurred by the Guarantors and Participating Debenture Holders in connection with this Agreement, not to exceed the Guarantors' Fee and Participating Debenture Holders' Fee and up to $15,000 of attorneys fees.

         9. Survival

              9.1 The obligations of the parties to pay any costs and expenses under this Agreement and to provide indemnification and contribution as provided herein shall survive any termination of this Agreement.

              9.2 The respective indemnities, agreements, representations, warranties and other statements of the Company set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Guarantors and Participating Debenture Holders, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Shares.

         10. Notices. All communications hereunder will be in writing and, except as otherwise expressly provided herein or after notice by one party to the other of a change of address, if sent to the Guarantors and Participating Debenture Holders, will be mailed, delivered or telefaxed and confirmed to them at the addresses shown on Schedule I or Schedule II, and if sent to the Company, will be mailed, delivered or telefaxed and confirmed to BioTime, Inc., 935 Pardee Street, Berkeley, CA 94710-2623: Attn Judith Segall, Vice President and Secretary, Facsimile No. (510) 845-7914, with a copy to Lippenberger, Thompson, Welch, Soroko & Gilbert LLP: 201 Tamal Vista Boulevard, Corte Madera, CA 94925,
Attn: Richard Soroko, Esq., Facsimile No. (415) 927-5210.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         12. Counterparts. This Agreement may be signed in counterparts
(which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         13. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         14. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         15. Several Obligations. The obligations of the Guarantors and Participating Debenture Holders under this Agreement are their respective several obligations, and are not joint and several obligations. No Guarantor or Participating Debenture Holder shall be liable for the breach or default of any provision of this Agreement by another Guarantor or Participating Debenture Holder.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.



                                              BIOTIME, INC.


                                              By:      /s/ Judith Segall
                                                       -----------------------

                                              Title:   Vice President
                                                       -----------------------

                                              GUARANTORS:

                                              /s/ Cynthia Bayern
                                              --------------------------------
                                                       Dr. Cynthia Bayern

                                              /s/ Alfred D. Kingsley
                                              --------------------------------
                                                       Alfred D. Kingsley

                                              /s/ George Karfunkel
                                              --------------------------------
                                                       George Karfunkel


                                              PARTICIPATING DEBENTURE HOLDERS:

                                              /s/ Alfred D. Kingsley
                                              --------------------------------
                                                       Alfred D. Kingsley

                                              /s/ George Karfunkel
                                              --------------------------------
                                                       George Karfunkel

                                              Goren Brothers, LP

                                              By /s/ Alex Goren
                                                 -----------------------------
                                              Alex Goren, General Partner

                                              /s/ Milton Dresner
                                              --------------------------------
                                                   Milton Dresner, Trustee


                                              Camco Tactical Return Partners, LP

                                              By Broadwood Capital, Inc.,
                                              General Partner


                                              By /s/ Neal C. Bradsher
                                                 -----------------------------
                                                 Neal C. Bradsher, President

                                   SCHEDULE I

              PARTICIPATING DEBENTURE HOLDERS PURCHASE COMMITMENTS


NAME AND ADDRESS                                            PURCHASE COMMITMENT
----------------                                            -------------------
Alfred D. Kingsley                                                  $  789,474
110 E. 59th Street
Suite 3203
New York, NY 10022
FAX:  (212) 207-3901


George Karfunkel                                                    $  263,158
59 Maiden Lane
New York, New York 10038
FAX:  (718) 921-8323


Camco Tactical Return Partners, L.P.                                $  263,158
c/o Broadwood Capital, Inc.
767 Fifth Avenue, 50th Fl
New York, NY 10153



Goren Brothers, L.P.                                                 $ 131,579
150 East 52nd St.
New York, NY 10022



Milton Dresner, Trustee                                              $  52,632
28777 Northwestern Hwy., #100
Southfield, MI 48034



                                                   Total:           $1,500,000





                                   SCHEDULE II

                         GUARANTOR PURCHASE COMMITMENTS


NAME AND ADDRESS                                            PURCHASE COMMITMENT
----------------                                            -------------------

Dr. Cynthia Bayern                                                     $375,000
5 Cedarwood Court
Laurel Hollow, NY 11791
FAX:  (516) 367-4791

Alfred D. Kingsley                                                     $187,500
110 E. 59th Street
Suite 3203
New York, NY 10022
FAX:  (212) 207-3901

George Karfunkel                                                       $187,500
59 Maiden Lane
New York, New York 10038
FAX:  (718) 921-8323

                                                     Total:            $750,000